Exhibit 4.2
                                   -----------

                         SUBSEQUENT TRANSFER INSTRUMENT

     Pursuant to this Subsequent Transfer Instrument, dated May 12, 1999 (the "Instrument"), between Option One Mortgage Acceptance Corporation as seller (the "Depositor"), and Norwest Bank Minnesota, National Association as trustee of the Option One Mortgage Loan Trust 1999-2 Asset-Backed Certificates, Series 1999-2, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of April 1, 1999 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Option One Mortgage Corporation as master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust, of the Mortgage Loans listed on the attached Schedule of Subsequent Mortgage Loans (the "Subsequent Mortgage Loans").

          Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

          Section 1. CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

          (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Subsequent Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

          (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Master Servicer as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

          (c) Additional terms of the sale are set forth on Attachment A hereto.

          Section 2. REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

          (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.08 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

          (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

          Section 3. RECORDATION OF INSTRUMENT.

          To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

          Section 4. GOVERNING LAW.

          This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

          Section 5. COUNTERPARTS.

          This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

          Section 6. SUCCESSORS AND ASSIGNS.

          This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                          OPTION ONE MORTGAGE ACCEPTANCE
                                          CORPORATION

                                          By: /s/ William L. O'Neill
                                             ---------------------------------
                                          Name:   William L. O'Neill
                                          Title:  Senior Vice President



                                          NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION,

                                          as Trustee for Option One Mortgage
                                          Loan Trust 1999-2, Asset-Backed
                                          Certificates, Series 1999-2


                                          By:   /s/ Amy Wahl
                                             ---------------------------------
                                          Name:     Amy Wahl
                                          Title:    Asst. Vice President



ATTACHMENTS

A.  Additional terms of sale.
B.  Schedule of Subsequent Mortgage Loans.
C.  Depositor's Officer's certificate.
D.  Opinions of Depositor's counsel (bankruptcy, corporate).
E.  Trustee's Certificate.
F.  Opinion of Trustee's Counsel.
G.  Subsequent Mortgage Loan Purchase Agreement.

                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE

          A.  General

              1.    Subsequent Cut-off Date: May 1, 1999
              2.    Subsequent Transfer Date: May 12, 1999
              3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $83,336,671.22
              4.    Purchase Price:  100.00%

          B. The following representations and warranties with respect to each Subsequent Mortgage Loan in Loan Group I determined as of the Subsequent Cut-off Date are true and correct: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 95.00%; (iv) such Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (v) no such Subsequent Mortgage Loan shall have a Mortgage Rate less than 6.250% or greater than 15.250%; (vi) such Subsequent Mortgage Loan shall have been serviced by the Master Servicer since originated or purchased by the Depositor; (vii) such Subsequent Mortgage Loan must have a first payment date occurring on or before July 1, 1999; and (viii) such Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "Option One Mortgage Corporation--Underwriting Standards" in the Prospectus Supplement.

          C. Following the purchase of any Subsequent Mortgage Loan to be included in Loan Group I by the Trust, the Group I Mortgage Loans (including such Subsequent Mortgage Loans) will as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 290 months;
(ii) have a weighted average Mortgage Rate of not less than 9.500% and not more than 10.500%; (iii) have a weighted average loan-to-value ratio of not more than 80.00%; and (iv) have no Mortgage Loan with a principal balance in excess of $240,000, in each case, as applicable, by aggregate principal balance of the Group I Mortgage Loans as of the Subsequent Cut-off Date. In the sole discretion of the Certificate Insurer, Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust; provided, however that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Group I.

          D. The following representations and warranties with respect to each Subsequent Mortgage Loan in Loan Group II determined as of the Subsequent Cut-off Date are true and correct: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months; (iii) such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 95.00%; (iv) such Subsequent Mortgage Loans will have, as of the related Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (v) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 7.250% or greater than 11.000%; (vi) such Subsequent Mortgage Loan shall have been serviced by the Master Servicer since originated or purchased by the Depositor; (vii) such Subsequent Mortgage Loan must have a first payment date occurring on or before July 1, 1999; and (viii) such Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "Option One Mortgage Corporation--Underwriting Standards" in the Prospectus Supplement.

          E. Following the purchase of any Subsequent Mortgage Loan to be including in Loan Group II by the Trust, the Group II Mortgage Loans (including such Subsequent Mortgage Loans) will as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 305 months;
(ii) have a weighted average Mortgage Rate of not less than 8.500% and not more than 9.500%, by aggregate principal balance of the Mortgage Loans; (iii) have a weighted average loan-to-value ratio of not more than 80.00%; and (iv) have no Mortgage Loan with a principal balance in excess of $900,000, in each case, as applicable, by aggregate principal balance of the Group II Mortgage Loans as of the Subsequent Cut-off Date. In the sole discretion of the Certificate Insurer, Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust; provided, however that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Group II.

          F. The following representations and warranties with respect to each Subsequent Mortgage Loan in Loan Group III determined as of the Subsequent Cut-off Date are true and correct: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months; (iii) such Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will not have a loan-to-value ratio greater than 95.00%; (v) such Subsequent Mortgage Loans will have, as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (vi) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 6.500% or greater than 12.000%; (vii) such Subsequent Mortgage Loan shall have been serviced by the Master Servicer since originated or purchased by the Depositor; (viii) such Subsequent Mortgage Loan must have a first payment date occurring on or before July 1, 1999; (ix) Gross Margin not less than 3.500%; (x) Maximum Rate not less than 12.500%; (xi) Minimum Rate not less than 6.500%; and (xii) such Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "Option One Mortgage Corporation--Underwriting Standards" in the Prospectus Supplement.

          G. Following the purchase of any Subsequent Mortgage Loan to be included in Loan Group III, the Group III Mortgage Loans (including such Subsequent Mortgage Loans) will as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months;
(ii) have a weighted average Mortgage Rate of not less than 8.750% and not more than 9.750%; (iii) have a weighted average loan-to-value ratio of not more than 85.00%; (iv) have no Mortgage Loan with a principal balance in excess of $900,000; and (v) have a weighted average Gross Margin not less than 5.000%, in each case, as applicable, by aggregate principal balance of the Group III Mortgage Loans as of the Subsequent Cut-off Date. In the sole discretion of the Certificate Insurer, Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust; provided, however that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Group III.

          H. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Certificates.

                                  ATTACHMENT B
                                  ------------

                                 FILED BY PAPER

                                  ATTACHMENT C
                                  ------------

                              OFFICER'S CERTIFICATE

                   Option One Mortgage Acceptance Corporation
                      Option One Mortgage Loan Trust 1999-2
                            Asset-Backed Certificates
                                  Series 1999-2


          I, William L. O'Neill, hereby certify that I am a duly elected Senior Vice President of Option One Mortgage Acceptance Corporation (the "Depositor"), a Delaware corporation, and further certify, to the best of my knowledge and after due inquiry, as follows:

          Each condition precedent and representation and warranty specified in
     Section 2.08 of the Pooling and Servicing Agreement, dated as of April 1, 1999, among the Depositor, Option One Mortgage Corporation as Master Servicer and Norwest Bank Minnesota, National Association as Trustee (the "Pooling and Servicing Agreement") and each condition precedent specified in the Subsequent Transfer Instrument has been satisfied by the Depositor.

          Capitalized terms not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:   May 12, 1999


                                             OPTION ONE MORTGAGE ACCEPTANCE
                                                 CORPORATION


                                             By:   /s/ William L. O'Neill
                                                -------------------------------
                                             Name:     William L. O'Neill
                                             Title:    Senior Vice President

                                  ATTACHMENT D
                                  ------------

                                                    May 12, 1999





Greenwich Capital Markets, Inc.                Financial Security Assurance Inc.
600 Steamboat Road                             350 Park Avenue, 13th Floor
Greenwich, Connecticut                         New York, New York  10022



                  Opinion: True Sale
                  Option One Mortgage Acceptance Corporation.,
                  Option One Mortgage Loan Trust 1999-2
                  Asset-Backed Certificates, Series 1999-2
                  ----------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Option One Mortgage Acceptance Corporation (the "Depositor") in connection with the conveyance of approximately $83,336,671.22 of certain mortgage loans (the "Subsequent Mortgage Loans") by the Depositor to Norwest Bank Minnesota, National Association (the"Trustee") under the Pooling and Servicing Agreement dated as of April 1, 1999 among the Depositor as depositor, Option One Mortgage Corporation as master servicer and the Trustee, pursuant to a Subsequent Transfer Instrument, dated May 12, 1999 (the "Subsequent Transfer Instrument"), between the Depositor and the Trustee (the Subsequent Transfer Instrument and the Pooling and Servicing Agreement, together, the "Agreements"). The Depositor purchased the Subsequent Mortgage Loans from Option One Mortgage Corporation (in such capacity, the "Seller") pursuant to a Subsequent Mortgage Loan Purchase Agreement, dated May 12, 1999 between the Depositor and the Seller. On the Closing Date, the Depositor previously transferred to a trust fund certain adjustable-rate and fixed rate mortgage loans (collectively, the "Initial Mortgage Loans"; the Subsequent Mortgage Loans and the Initial Mortgage Loans, together, the "Mortgage Loans") and deposited the amount of approximately $73,726,584 in a separate pre- funding account pursuant to the Pooling and Servicing Agreement. Capitalized terms used but not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

OOMAC, Series 1999-2                                                    Page 2.
May 12, 1999


     In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates.

     In rendering this opinion letter, we have assumed and relied upon (1) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in (1) the Agreements and (2) the accuracy of the Certificates of the Seller and the Depositor, copies of which are annexed as Exhibits A and B.

     In rendering this opinion letter, we do not express any opinion concerning any law other than Title 11 of the United States Code (the "Bankruptcy Code"; a proceeding thereunder, a "Bankruptcy") and the laws of the State of New York to the extent applicable. We do not express any opinion herein with respect to (i) the ability of any person or entity to obtain any property prior to a final resolution of any judicial proceeding involving any claim contrary to or inconsistent with any opinion expressed herein or (ii) the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

     Based upon and subject to the foregoing, it is our opinion that:

     1. In the event of the Bankruptcy of the Seller, a court in such a proceeding (i) would not hold that the transfer of the Subsequent Mortgage Loans by the Seller to the Depositor pursuant to the Subsequent Mortgage Loan Purchase Agreement should be characterized as a loan by the Depositor to the Seller secured by the Subsequent Mortgage Loans rather than as a sale of the Subsequent Mortgage Loans and (ii) accordingly, on the basis of such a characterization would not hold that the Subsequent Mortgage Loans or any proceeds thereof payable to the holders of the Class A Certificates constitute property of the estate of the Seller pursuant to Bankruptcy Code Section 541, thereby subject to the automatic stay provisions of Bankruptcy Code
          Section 362(a) that would be applicable to such property in such a proceeding.

OOMAC, Series 1999-2                                                     Page 3.
May 12, 1999

     2. In the event of the Bankruptcy of the Depositor, a court in such a proceeding (i) would not hold that the transfer of the Subsequent Mortgage Loans by the Depositor to the Trustee in exchange for the Certificates pursuant to the Pooling and Servicing Agreement and the transfer of the Class A Certificates by the Depositor to the Underwriter in exchange for cash proceeds pursuant to the Underwriting Agreement should be characterized as a loan to the Depositor secured by the Subsequent Mortgage Loans rather than as a sale of the interest in the Subsequent Mortgage Loans evidenced by the Class A Certificates and (ii) accordingly, on the basis of such a characterization would not hold that the Subsequent Mortgage Loans or any proceeds thereof payable to the holders of the Class A Certificates constitute property of the estate of the Depositor pursuant to Bankruptcy Code Section 541, thereby subject to the automatic stay provisions of Bankruptcy Code Section 362(a) that would be applicable to such property in such a proceeding.

     This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law.

                                                   Very truly yours,

                                                   THACHER PROFFITT & WOOD

                                                   By  /s/ Richard M. Horowitz

                                               May 12, 1999





Greenwich Capital Markets, Inc.                Financial Security Assurance Inc.
600 Steamboat Road                             350 Park Avenue, 13th Floor
Greenwich, Connecticut                         New York, New York  10022


                  Opinion:  Underwriting Agreement
                  Option One Mortgage Acceptance Corporation,
                  Option One Mortgage Loan Trust 1999-2
                  Asset-Backed Certificates, Series 1999-2
                  -------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Option One Mortgage Acceptance Corporation (the "Depositor") in connection with the conveyance of approximately $83,336,671.22 of certain mortgage loans (the "Subsequent Mortgage Loans") by the Depositor to Norwest Bank Minnesota, National Association (the"Trustee") under the Pooling and Servicing Agreement dated as of April 1, 1999 among the Depositor as depositor, Option One Mortgage Corporation as master servicer and the Trustee, pursuant to a Subsequent Transfer Instrument, dated May 12, 1999 (the "Subsequent Transfer Instrument"), between the Depositor and the Trustee (the Subsequent Transfer Instrument and the Pooling and Servicing Agreement, together, the "Agreements"). The Depositor purchased the Subsequent Mortgage Loans from Option One Mortgage Corporation (in such capacity, the "Seller") pursuant to a Subsequent Mortgage Loan Purchase Agreement, dated May 12, 1999 between the Depositor and the Seller. On the Closing Date, the Depositor previously transferred to a trust fund certain adjustable-rate and fixed rate mortgage loans (collectively, the "Initial Mortgage Loans"; the Subsequent Mortgage Loans and the Initial Mortgage Loans, together, the "Mortgage Loans") and deposited the amount of approximately $73,726,584 in a separate pre- funding account pursuant to the Pooling and Servicing Agreement. Capitalized terms used but not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

OOMAC, Series 1999-2                                                     Page 2.
May 12, 1999


     In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates.

     Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealings and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law,
(ii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including the remedies of specific performance and self-help and any provision which purports or is construed to require waiver of the obligation of good faith, materiality, fair dealing, diligence or reasonableness or objection to venue or forum, to impose a penalty or forfeiture or to release, exculpate or exempt a party from, or to require indemnification of a party for, liability for its own action or inaction to the extent that the action or inaction includes negligence, recklessness or willful or unlawful conduct, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the current actual knowledge of the attorneys in this firm who are involved in the representation of parties to the transactions described herein. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

     In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States including without limitation the Securities Act of 1933, as amended (the "1933 Act"), the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

OOMAC, Series 1999-2                                                     Page 3.
May 12, 1999

     Based upon the foregoing, we are of the opinion that:

     1. The Depositor has been legally incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the requisite entity power and authority to enter into and perform its obligations under the Agreements.

     2. Each of the Agreements has been authorized, executed and delivered by the Depositor and, assuming the necessary authorization, execution and delivery thereof by the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Depositor in accordance with its terms.

     3. The performance by the Depositor of its obligations under the Agreements and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any court, agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given.

     4. The performance by the Depositor of its obligations under the Agreements and the consummation of the transactions contemplated thereby will not result in any breach or violation of any statute or regulation or, to our knowledge, any order of any court, agency or other governmental body.

     This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law.

                                             Very truly yours,

                                             THACHER PROFFITT & WOOD

                                             By  /s/ Richard M. Horowitz

                                  ATTACHMENT E
                                  ------------

                       TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT


                                                     May 12, 1999


Option One Mortgage Acceptance Corporation
3 Ada Road
Irvine, California 92618

Option One Mortgage Corporation
3 Ada Road
Irvine, California  92618

           Re: Pooling and Servicing Agreement, dated as of April 1, 1999, among Option One Mortgage Acceptance Corporation Option One Mortgage Corporation and Norwest Bank Minnesota, National Association, Asset-Backed Certificates, Series 1999-2
                Subsequent Transfer on May 12, 1999
                ----------------------------------------------------------------


Ladies and Gentlemen:

          Attached is the Trustee's preliminary exception report with respect to the Subsequent Mortgage Loans delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Subsequent Mortgage Loans identified on the Subsequent Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Subsequent Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause (v) of Section 2.01 of the Pooling and Servicing Agreement.


                                           NORWEST BANK MINNESOTA, NATIONAL
                                           ASSOCIATION


                                           By:    /s/ Amy Wahl
                                              ------------------------------
                                           Name:      Amy Wahl
                                           Title:     Asst. Vice President

                                  ATTACHMENT F
                                  ------------

                             WELLS FARGO LETTERHEAD









LAW DEPARTMENT
WELLS FARGO & COMPANY
NORWEST CENTER
SIXTH AND MARQUETTE
MINNEAPOLIS, MN 55479-1026

April 28, 1999

To the Parties Listed on
Schedule A Attached Hereto

Ladies and Gentlemen:

Re:      Option One Mortgage Loan Trust 1999-2
         Asset-Backed Certificates, Series 1999-2

I am an Assistant Vice President and Senior Counsel of Wells Fargo & Company, the parent corporation of Norwest Bank Minnesota, National Association, a national banking association ("Norwest"), and have been requested by Norwest to give this opinion in connection with the Pooling and Servicing Agreement, dated as of April 1, 1999 (the "Pooling and Servicing Agreement") among Option One Mortgage Acceptance Corp. as depositor, Option One Mortgage Corporation, as master servicer, and Norwest, as trustee, relating to the above-referenced certificates (the "Certificates") representing interests in a trust created under the Pooling and Servicing Agreement. Capitalized terms used herein but not defined herein have the meanings given to them in the Pooling and Servicing Agreement.

In connection with this opinion, I have examined the Pooling and Servicing Agreement and such other documents, and made such investigation, as I have deemed necessary or appropriate for the purpose of rendering the opinions expressed herein. As to factual matters set forth herein, I have relied on the accuracy of the representations and warranties made by the parties to the Pooling and Servicing Agreement and on statements of officers and employees of Norwest. I have assumed the due authorization, execution and delivery of the Pooling and Servicing Agreement by the party thereto other than Norwest, the authenticity of all documents submitted to me as originals and the authenticity of the originals of all documents submitted to me as copies.

Based upon the foregoing, I am of the opinion that:

April 28, 1999
Page 2

1. Norwest has been duly incorporated and is validly existing as a national banking association and is duly qualified to do business and in good standing under the laws of each jurisdiction in which the performance of its duties under the Pooling and Servicing Agreement would require such qualification.

2. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by Norwest and, assuming valid execution and delivery thereof by the other parties thereto, the Pooling and Servicing Agreement constitutes the valid and legally binding agreement of Norwest, enforceable against Norwest in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles regardless of whether such enforcement is considered in a proceeding at law or in equity.

3. No consent, approval, authorization or order of any Minnesota or federal court or governmental agency or body is required for the consummation by Norwest of the transactions contemplated by the terms of the Pooling and Servicing Agreement except any such as may be required under the blue sky laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignments of the mortgage loans evidenced by the Certificates pursuant to the Pooling and Servicing Agreement that have not yet been completed and any approvals as have been obtained.

4. The consummation of the transactions contemplated by the terms of the Pooling and Servicing Agreement does not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, (i) the articles of incorporation or bylaws of Norwest, (ii) to my knowledge, any indenture or other agreement or instrument to which Norwest is a party or by which it is bound, (iii) any Minnesota or federal statute or regulation applicable to Norwest or (iv) any order known to me of any Minnesota or federal court, regulatory body, administrative agency or governmental body having jurisdiction over Norwest.

5. To the best of my knowledge after due inquiry, there are no legal or governmental actions, investigations or proceedings pending to which Norwest is a party, or threatened against Norwest (a) asserting the invalidity of the Pooling and Servicing Agreement or (b) which might materially and adversely affect the performance by Norwest of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement. For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to a member of the law department of Wells Fargo & Company having responsibility for litigation matters a present intention to initiate such proceedings.

I am admitted to practice law in the State of Minnesota. The opinions expressed herein are limited to the present laws of the State of Minnesota and the Federal laws of the United States. For purposes of the opinion expressed in numbered paragraph 2 above with respect to the enforceability of the Indenture, I have assumed that the laws of the State of New York are the same as the laws of the State of Minnesota.

April 28, 1999
Page 3

This letter may not be delivered to any other party for any purpose, and the opinions expressed herein may not be relied on by any other party except upon my written consent.

Sincerely,

TIMOTHY J. CARLIN
Assistant Vice President and
Senior Counsel

                                   Schedule A


Option One Mortgage Acceptance Corporation
3 Ada Road
Irvine, California 92618

Option One Mortgage Corporation
3 Ada Road
Irvine, California 92618

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Merrill, Lynch, Pierce, Fenner & Smith, Incorporated
World Financial Center, North Tower
250 Vesey Street
New York, New York 10281

Financial Security Assurance, Inc.
350 Park Avenue
New York, New York 10022

Standard & Poor's, a division of the
  McGraw-Hill Companies, Inc.
25 Broadway
New York, New York 10004

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10048

Fitch IBCA, Inc.
One State Street Plaza
New York, NY 10004

              KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P LETTERHEAD



Bank of America Corporate Center
Suite 4200
100 North Tryon Street
Charlotte, North Carolina
28202-4006
Telephone: 704/331-7400
Fascimile:  704/331-7598


April 28, 1999

To the Persons Listed on
Schedule A attached hereto

Re:      Option One Mortgage Loan Trust 1999-2
         Asset-Backed Certificates, Series 1999-2

Ladies and Gentlemen:

        We have acted as special counsel to Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), in connection with the Pooling and Servicing Agreement, dated as of April 1, 1999 (the "Agreement"), among Option One Mortgage Acceptance Corporation, as depositor, Option One Mortgage Corporation, as master servicer, and the Trustee, as trustee, relating to the above-referenced certificates (the "Certificates") representing interests in a trust created under the Agreement. Capitalized terms used herein but not defined herein have the meanings given to them in the Agreement.

        In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Agreement and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the Closing Date, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures (other than with respect to the Trustee), the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of all documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Trustee.


                                                                     0053199.02
                                                                           LIB:

To the Persons Listed On Schedule A attached hereto.
April 28, 1999
Page 2

        We have assumed that each of the parties to the Agreement had the power and authority to enter into and perform the obligations undertaken by it under the Agreement, that (other than with respect to the Trustee) the Agreement was duly authorized, executed and delivered by each such party, and that (other than with respect to the Trustee) the Agreement constitutes the legal, valid and binding agreement of each such party, enforceable against each such party in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles regardless of whether such enforcement is considered in a proceeding at law or in equity. As used herein, "to our knowledge" means the actual knowledge, without independent investigation, of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreement.

        We express no opinion concerning the laws of any jurisdiction other than the substantive laws of the State of New York (without regard to conflicts of laws principles).

Based upon and subject to the foregoing, we are of the opinion that:

        1. The Agreement constitutes a legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

        2. No consent, license, approval or authorization of, or filing or registration with, any New York governmental authority, bureau or agency is required to be obtained that has not been obtained by the Trustee in connection with the execution, delivery or performance by the Trustee of the Agreement.

        3. The execution, delivery and performance by the Trustee of the Agreement does not violate any provision of any existing New York State law or regulation applicable to the Trustee, other than violations which individually and in the aggregate are not expected to have a material adverse effect on the ability of the Trustee to perform its obligations under the Agreement.

        We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose or by any other person without our prior written consent.

                                 Very truly yours,


                                 /s/ Kennedy Covington Lobdell & Hickman, L.L.P.
                                 -----------------------------------------------





                                                                     0053199.02
                                                                           LIB:

                                   SCHEDULE A

Option One Mortgage Acceptance Corporation
3 Ada Road
Irvine, California 92618

Option One Mortgage Corporation
3 Ada Road
Irvine, California 92618

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Merrill Lynch & Co.
250 Vesey Street
World Financial Center
New York, New York 10281

Financial Security Assurance, Inc.
350 Park Avenue
New York, New York 10022

Norwest Bank Minnesota, National Association
Sixth and Marquette
Minneapolis, Minnesota 55479

Standard & Poor's, a division of the
  McGraw-Hill Companies, Inc.
25 Broadway
New York, New York 10004

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10048

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004



                                                                      0053199.02
                                                                            LIB:

                                  ATTACHMENT G
                                  ------------

                   OPTION ONE MORTGAGE ACCEPTANCE CORPORATION,

                                  as Purchaser


                                       and


                        OPTION ONE MORTGAGE CORPORATION,

                                    as Seller




                   SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT

                            Dated as of May 12, 1999



                  Fixed Rate and Adjustable Rate Mortgage Loans

                      Option One Mortgage Loan Trust 1999-2

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                   ARTICLE I.

                                   DEFINITIONS

Section 1.01      Definitions..................................................1

                                   ARTICLE II.

          SALE OF SUBSEQUENT MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01  Sale of Subsequent Mortgage Loans................................2
Section 2.02  Obligations of Seller Upon Sale..................................2
Section 2.03  Payment of Purchase Price for the Subsequent Mortgage Loans......4

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01  Seller Representations and Warranties Relating to the
              Subsequent Mortgage Loans........................................4
Section 3.02  Seller Representations and Warranties...........................10
Section 3.03  Remedies for Breach of Representations and Warranties...........12

                                   ARTICLE IV.

                               SELLER'S COVENANTS

Section 4.01  Covenants of the Seller.........................................13

                                   ARTICLE V.

          INDEMNIFICATION WITH RESPECT TO THE SUBSEQUENT MORTGAGE LOANS

Section 5.01  Indemnification.................................................14

                                   ARTICLE VI.

                                   TERMINATION

Section 6.01  Termination.....................................................17

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

Section 7.01  Amendment......................................................17
Section 7.02  Governing Law..................................................17
Section 7.03  Notices........................................................17
Section 7.04  Severability of Provisions.....................................17
Section 7.05  Counterparts...................................................17
Section 7.06  Further Agreements.............................................18
Section 7.07  Intention of the Parties.......................................18
Section 7.08  Successors and Assigns; Assignment of Purchase Agreement.......18
Section 7.09  Survival.......................................................19


Schedule I    Subsequent Mortgage Loans.....................................I-1

          SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT, dated as of May 12, 1999 (the "Agreement"), between Option One Mortgage Corporation (the "Seller") and Option One Mortgage Acceptance Corporation (the "Purchaser").

                               W I T N E S S E T H

          WHEREAS, the Seller is the owner of (a) the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below, and (b) the other documents or instruments constituting the Mortgage File (collectively, the "Subsequent Mortgage Loans"); and

          WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Subsequent Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Subsequent Mortgage Loans or the Mortgaged Properties or the obligors on the Subsequent Mortgage Loans; and

          WHEREAS, the parties hereto desire that the Seller sell the Subsequent Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

          WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of April 1, 1999 (the "Pooling and Servicing Agreement") among the Purchaser as depositor, the Seller as master servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), the Purchaser will convey the Subsequent Mortgage Loans to Option One Mortgage Loan Trust 1999-2 (the "Trust").

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

          "SELLER INFORMATION": The information in the Prospectus Supplement as follows: under "SUMMARY OF TERMS--Mortgage Loans," the fourth bullet point under "RISK FACTORS--Unpredictability of Prepayments and Effect on Yields," the third and fourth sentences under "RISK FACTORS--Balloon Loan Risks," the fourth bullet point under "RISK
          FACTORS--Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain Overcollateralization," the third and fourth sentences under "RISK FACTORS--Effect of Mortgage Loan Rates on the Group III Certificates," the second sentence under "RISK FACTORS--High Loan-to-Value Ratios Increase Risk of Loss," the chart under "RISK FACTORS--Geographic Concentration," the first and third sentences under "RISK FACTORS--Nature of the

          Mortgage Loans," "THE MORTGAGE POOL," "OPTION ONE MORTGAGE CORPORATION," the fifth sentence of the first paragraph, the third and fourth sentences of the second paragraph and the sixth and ninth sentences of the fourth paragraph under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS--General."

                                   ARTICLE II.

          SALE OF SUBSEQUENT MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

     Section 2.01 SALE OF SUBSEQUENT MORTGAGE LOANS.

          (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (b) all of its right, title and interest in and to each Subsequent Mortgage Loan, including the related Subsequent Cut-Off Date Principal Balance, all interest accruing thereon on and after the Subsequent Cut-Off Date and all collections in respect of interest and principal due on or after the Subsequent Cut-Off Date; (c) property which secured such Subsequent Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (d) its interest in any insurance policies in respect of the Subsequent Mortgage Loans; and (e) all proceeds of any of the foregoing.

     Section 2.02 OBLIGATIONS OF SELLER UPON SALE. In connection with any subsequent transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense on or prior to the Subsequent Transfer Date, (a) to indicate in its books and records that the Subsequent Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all such Subsequent Mortgage Loans specifying for each such Subsequent Mortgage Loan, as of the Subsequent Cut-Off Date, (i) its account number and (ii) the Subsequent Cut-Off Date Principal Balance. Such file, which forms a part of Exhibit D to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

          In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Subsequent Transfer Date, the following documents or instruments with respect to each Subsequent Mortgage Loan:

     (i) the original Mortgage Note, endorsed without recourse either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or
(B) in the following form: "Pay to the order of Norwest Bank Minnesota, National Association, as Trustee", with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

     (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

     (iii) an original Assignment of the Mortgage either (A) in blank or (B) executed in the following form: "Norwest Bank Minnesota, National Association, as Trustee";

     (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

     (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

     (vi) the original lender's title insurance policy or attorney's opinion of title or a copy thereof certified as true and correct by the applicable insurer, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or second lien, as applicable, on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Subsequent Transfer Date.

          The Seller hereby confirms to the Purchaser and the Trustee that it has made the appropriate entries in its general accounting records, to indicate that such Subsequent Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

          If any original Mortgage Note referred to in Section 2.02(i) cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee, as assignee of the Purchaser, of a photocopy of the original of such Mortgage Note, with an original Lost Note Affidavit. If any of the documents referred to in Sections 2.02(ii), (iii) or
(iv) above has, as of the Subsequent Transfer Date, been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, as assignee of the Purchaser, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Purchaser, the Certificate Insurer and the Trustee by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Subsequent Transfer Date. If the original lender's title insurance policy was not delivered pursuant to Section 2.02(vi) above, the Seller shall deliver or cause to be delivered to the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other original documents constituting a part of a Mortgage File received with respect to any Subsequent Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Subsequent Mortgage Loan.

          The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Subsequent Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

          The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Subsequent Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Subsequent Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Subsequent Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

     Section 2.03 PAYMENT OF PURCHASE PRICE FOR THE SUBSEQUENT MORTGAGE LOANS.

          (a) In consideration of the sale of the Subsequent Mortgage Loans from the Seller to the Purchaser on the Subsequent Transfer Date, the Purchaser agrees to pay to the Seller on the Subsequent Transfer Date (the "Purchase Price") (i) by transfer of immediately available funds, an amount equal to $83,336,671.22. The Seller shall reimburse the Purchaser an expense reimbursement amount of approximately $_______, (the "Expense Reimbursement Amount") and shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus relating to the Certificates, blue sky registration fees and expenses, fees and expenses of Purchaser's counsel, fees of the rating agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any.

          (b) Within thirty Business Days of the Subsequent Transfer Date, the Seller, at its own expense, shall submit for recording each Assignment of Mortgage in favor of the Trustee as transferee of the Purchaser pursuant to the Pooling and Servicing Agreement in the appropriate real property or other records. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within the applicable time period set forth above, such Assignment of Mortgage shall be submitted for recording within thirty Business Days after receipt of such information but in no event later than one year from the date such Assignment of Mortgage is otherwise required to be recorded pursuant to this Section 2.04(b). The Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and shall be required to submit each such Assignment of Mortgage for recording. Any failure of the Seller to comply with this Section shall result in the obligation of the Seller to repurchase or substitute a Qualified Substitute Mortgage Loan for the related Subsequent Mortgage Loan pursuant to the provisions of the Pooling and Servicing Agreement. Notwithstanding the foregoing, however, the Seller need not cause to be recorded any Assignment which relates to a Subsequent Mortgage

Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Subsequent Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each Assignment of Mortgage shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by the Certificate Insurer or Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (iv) if the Seller is not the Master Servicer and with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

     Section 3.01 SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE SUBSEQUENT MORTGAGE LOANS. The Seller hereby represents and warrants with respect to the Subsequent Mortgage Loans to the Purchaser that as of the Subsequent Transfer Date or as of such date specifically provided herein:

          (a) The Seller has good title to and is the sole owner and holder of the Subsequent Mortgage Loan.

          (b) Immediately prior to the transfer and assignment to the Purchaser, the Note and the Subsequent Mortgage Loan were not subject to an assignment or pledge, and the Seller has full right and authority to sell and assign the Subsequent Mortgage Loan.

          (c) The Seller is transferring such Subsequent Mortgage Loan to the Purchaser free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Subsequent Mortgage Loans.

          (d) The information set forth on Schedule I is true and correct in all material respects as of the Subsequent Cut-off Date or such other date as may be indicated in such schedule.

          (e) The Subsequent Mortgage Loan has been acquired, serviced, collected and otherwise dealt with by the Seller and any affiliate of the Seller in compliance with all applicable federal, state and local laws and regulations and the terms of the related Note and Mortgage.

          (f) The related Note and Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (g) The related Mortgage is a valid and enforceable first or second lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens (including mechanics liens) having priority over the first or second lien of the Mortgage except for: (i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender's title insurance policy delivered to the originator of the Subsequent Mortgage Loan and referred to in the appraisal made in connection with the origination of the related Subsequent Mortgage Loan,
(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (iv) the first lien on the Mortgaged Property, in the case of Mortgages that are second liens.

          (h) Any security agreement, chattel mortgage or equivalent document related to such Subsequent Mortgage Loan establishes and creates a valid and enforceable first or second lien on the related Mortgaged Property.

          (i) As of the Subsequent Cut-off Date, each Scheduled Payment required to be made on or prior to [March 1, 1999] has been paid and no Subsequent Mortgage Loan has been dishonored. No Subsequent Mortgage Loan has been thirty or more days delinquent more than one time in the twelve months preceding the Subsequent Cut-off Date (assuming that a "rolling" thirty day delinquency is considered to be one time delinquent).

          (j) The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Subsequent Mortgage Loan under the Subsequent Mortgage Loan.

          (k) The Seller has not impaired, waived, altered or modified the related Mortgage or Note in any material respect, or satisfied, canceled, rescinded or subordinated such Mortgage or Note in whole or in part or released all or any material portion of the Mortgaged Property from the lien of the Mortgage, or executed any instrument of release, cancellation, rescission or satisfaction of the Note or Mortgage.

          (l) As of the Subsequent Cut-off Date, the Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part (except for a release that does not materially impair the security of the Subsequent Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio for the Subsequent Mortgage Loan as set forth in the Schedule of Subsequent Mortgage Loans), nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

          (m) No condition exists which could give rise to any right of rescission, set off, counterclaim, or defense including, without limitation, the defense of usury, and no such right has been asserted.

          (n) To Seller's knowledge, there is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any Mortgaged Property.

          (o) Each Subsequent Mortgage Loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the Mortgaged Property is located or (ii) if generally acceptable in the jurisdiction where the Mortgaged Property is located, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. All of the Seller's rights under such policies, opinions or other instruments shall be transferred and assigned to Purchaser upon sale and assignment of the Subsequent Mortgage Loans hereunder. The title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, insuring the original lender, its successor and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Subsequent Mortgage Loan, subject to the exceptions contained in such policy. Seller is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. Neither the Seller nor any affiliate of the Seller has made, and Seller has no knowledge of, any claims under such mortgagee title insurance policy. Seller is not aware of any action by a prior holder and neither Seller nor any affiliate of the Seller has done, by act or omission, anything which could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney's opinion of title.

          (p) There is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, other than a payment delinquency that is for a payment due after the date specified in (i) above. Neither the Seller nor any affiliate of the Seller has waived any default, breach, violation or event of acceleration.

          (q) With respect to any Subsequent Mortgage Loan which provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related Note or subsequent modifications, if any.

          (r) To Seller's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the related Mortgaged Property.

          (s) No foreclosure proceedings are pending against the Mortgaged Property and the Subsequent Mortgage Loan is not subject to any pending bankruptcy or insolvency proceeding, and to the Seller's best knowledge, no material litigation or lawsuit relating to the Subsequent Mortgage Loan is pending.

          (t) The Subsequent Mortgage Loan obligates the mortgagor thereunder to maintain a hazard insurance policy ("Hazard Insurance") in an amount at least equal to the lesser of (i) the maximum insurable value of such improvements or
(ii) the principal balance of the Subsequent Mortgage Loan with a standard mortgagee clause, in either case in an amount sufficient to avoid the application of any "co-insurance provisions", and, if it was in place at origination of the Subsequent Mortgage Loan, flood insurance, at the mortgagor's cost and expense. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued. The Mortgage obligates the Mortgagor to maintain the Hazard Insurance and, if applicable, flood insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The Mortgaged Property is covered by Hazard Insurance.

          (u) The Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage.

          (v) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Subsequent Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including
(i) in the case of a Mortgage designated as a deed of trust, by trustee's sale or judicial foreclosure and (ii) otherwise by judicial foreclosure. Since the date of origination of the Subsequent Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, as been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor. The Mortgagor has not notified the Seller or any affiliate of the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940.

          (w) Except as set forth in the appraisal which forms part of the related Mortgage File, the Mortgaged Property, normal wear and tear excepted, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Subsequent Mortgage Loan or the use for which the premises were intended.

          (x) To Seller's knowledge, there was no fraud involved in the origination of the Subsequent Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Subsequent Mortgage Loan.

          (y) Each Mortgage File contains an appraisal of the Mortgaged Property indicating an appraised value equal to the appraised value identified for such Mortgaged Property on the Schedule of Subsequent Mortgage Loans. Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

          (z) All parties which have had any interest in the Subsequent Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

          (aa) No improvements on the related Mortgaged Property (upon which value was given) encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon the Mortgaged Property unless there exists in the Mortgage File a title policy with endorsements which insure against losses sustained by the insured as a result of such encroachments.

          (bb) Each Subsequent Mortgage Loan was originated or acquired by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD, such that the origination procedures relating to such Subsequent Mortgage Loan would not prevent the Class A-2 Certificates or the Class A-3 Certificates from being "mortgage related securities" as such term is defined in Section 3 of the Securities Exchange Act of 1934.

          (cc) (i) Principal payments on the Subsequent Mortgage Loan commenced no more than sixty days after the proceeds of the Subsequent Mortgage Loan were disbursed and (ii) each Note is payable on the first day of each month.

          (dd) Other than with respect to not more than approximately ___% of the Group I Subsequent Mortgage Loans and approximately ___% of the Group II Subsequent Mortgage Loans (in each case, by Loan Balance of the related Loan Group as of the Cutoff Date) of the Subsequent Mortgage Loans, which are "balloon payment" mortgage loans, each Subsequent Mortgage Loan is fully amortizing.

          (ee) The Subsequent Mortgage Loan bears interest at the Mortgage Rate and the Note does not permit negative amortization. No Subsequent Mortgage Loan bearing interest at an adjustable rate permits the Mortgagor to convert the Subsequent Mortgage Loan to a fixed rate Subsequent Mortgage Loan.

          (ff) With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Master Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow advances or other charges or payments due the Master Servicer have been capitalized under any Mortgage or the related Note.

          (gg) No Subsequent Mortgage Loan contains provisions pursuant to which Scheduled Payments are: (i) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor; (ii) paid by any source other than the Mortgagor or (iii) contains any other similar provisions which may constitute a "buydown" provision. The Subsequent Mortgage Loan is not a graduated payment mortgage loan and the Subsequent Mortgage Loan does not have a shared appreciation or other contingent interest feature.

          (hh) As of the origination date of each Subsequent Mortgage Loan, the related Mortgaged Property is lawfully permitted to be occupied under applicable law.

          (ii) No law relating to servicing, collection or notification practices and no law relating to origination practices, has been violated in connection with any Subsequent Mortgage Loan transferred to the Purchaser pursuant to this Agreement, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws. The Subsequent Mortgage Loan has been serviced in accordance with the terms of the Note.

          (jj) No Subsequent Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

          (kk) The proceeds of the Subsequent Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Subsequent Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Note or Mortgage.

          (ll) There are no mechanics' or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

          (mm) As to each fixed rate Subsequent Mortgage Loan, interest is calculated on the Note on the basis of twelve 30-day months and a 360 day year, and, as to each adjustable rate Subsequent Mortgage Loan, interest is calculated on the Note on the basis of the number of days in the related interest accrual period.

          (nn) The Mortgaged Property consists of detached or semi-detached one-to four family dwelling units, townhouses, individual condominium units and individual units in planned unit developments, and manufactured homes. Except with respect to ___ Mortgage Loans with an aggregate principal balance as of the Subsequent Cut-off Date not exceeding $_________, no Mortgaged Property is a leasehold estate.

          (oo) Each Subsequent Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

          (pp) The Subsequent Mortgage Loans were not intentionally selected by the Seller in a manner intended to adversely affect the Purchaser or the Trust.

          (qq) The representations, warranties and covenants, set forth in this Section shall survive the Subsequent Transfer Date.

          (rr) The Subsequent Mortgage Loans have original terms to maturity ranging from 15 to 30 years.

          (ss) No more than approximately ______%; ____%, _____% and ______% of the Subsequent Mortgage Loans, by Subsequent Cut-off Date Principal Balance will be secured by Mortgaged Properties located in _______, _______, ________, and _________; and approximately ____% of the Subsequent Mortgage Loans, by Subsequent Cut-off Date Principal Balance will be secured by real property with a single family residence erected thereon and approximately _____% of the Subsequent Mortgage Loans, by the Subsequent Cut-off Date Principal Balance are secured by condominiums.

          (tt) As of the Subsequent Cut-off Date, each Subsequent Mortgage Loan, had a Loan-to-Value Ratio that was less than or equal to ____%.

          (uu) With respect to each Group I and Group II Subsequent Mortgage Loan, the Mortgage Note related thereto bears a fixed Mortgage Rate; and with respect to each Group III Subsequent Mortgage Loan, the Mortgage Rate will be adjusted on each Adjustment Date to equal the Index plus the Gross Margin, rounded to the nearest _____%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate.

          (vv) The average Subsequent Cut-off Date Principal Balance of the Subsequent Mortgage Loans is $_________.

     Section 3.02 SELLER REPRESENTATIONS AND WARRANTIES. The Seller represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein or in the applicable Assignment and
Conveyance:

               (i) The Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Subsequent Mortgage Loan in accordance with the terms of this Agreement;

               (ii) The Seller has the full power and authority to hold each Subsequent Mortgage Loan, to sell each Subsequent Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

               (iii) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

               (iv) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

               (v) The Seller is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with HUD eligibility requirements or which would require notification to HUD;

               (vi) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

               (vii) Immediately prior to the payment of the Purchase Price for each Subsequent Mortgage Loan, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Subsequent Mortgage Loan;

               (viii) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Subsequent Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

               (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

               (x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

               (xi) The information delivered by the Seller to the Purchaser with respect to the Seller's loan loss, foreclosure and delinquency experience on mortgage loans underwritten to similar standards as the Subsequent Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects as of the date of such report; and

               (xii) Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependant solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

     Section 3.03 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed that the representations and warranties set forth in Subsections 3.01 and 3.02 shall survive the sale of the Subsequent Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Seller or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Subsequent Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in the following paragraphs of this Section 3.03 in respect of such Subsequent Mortgage Loan. Upon discovery by either the Seller, the Master Servicer or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Subsequent Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Subsequent Mortgage Loan in the case of a representation and warranty relating to a particular Subsequent Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

          Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty that materially and adversely affects the value of a Subsequent Mortgage Loan or the Subsequent Mortgage Loans, the Seller or the Master Servicer, as the case may be, shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Subsequent Mortgage Loan at the Purchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 3.01 and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller or Servicer, as applicable, of such breach, all of the Subsequent Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Purchase Price. The Seller may, at the request of the Purchaser and assuming the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Subsequent Mortgage Loan as provided above, remove such Subsequent Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Seller does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Subsequent Mortgage Loan. Any repurchase of a Subsequent Mortgage Loan(s) pursuant to the foregoing provisions of this Section
3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

          At the time of substitution or repurchase of any deficient Subsequent Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the deficient or repurchased Subsequent Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Trustee relating to the deficient or repurchased Subsequent Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the related Subsequent Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Subsequent Mortgage Loan from this Agreement.

          As to any Deleted Subsequent Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Custodial Agreement, with the Mortgage Note endorsed as required therein. The Seller shall deposit in the Collection Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Subsequent Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Subsequent Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Subsections 3.01 and 3.02.

          It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

          It is understood and agreed that the obligations of the Seller set forth in Section 3.03 to cure, repurchase and substitute for a defective Subsequent Mortgage Loan and to indemnify the Purchaser as provided in Section
5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01.

                                   ARTICLE IV.

                               SELLER'S COVENANTS

     Section 4.01 COVENANTS OF THE SELLER. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Subsequent Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Subsequent Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Subsequent Mortgage Loans, against all claims of third parties claiming through or under the Seller; PROVIDED, HOWEVER, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Subsequent Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

               INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

     Section 5.01 INDEMNIFICATION.

          (a) The Seller agrees to indemnify and hold harmless the Purchaser, each of its directors, each of its officers and each person or entity who controls the Purchaser or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, as incurred, to which the Purchaser, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Purchaser, each such director and officer and each such controlling person for any legal or other expenses incurred by the Purchaser or such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the Seller Information contained in the Prospectus Supplement, (ii) any untrue statement or alleged untrue statement of any material fact contained in the information on any computer tape furnished to the Purchaser or any affiliate thereof by or on behalf of the Seller containing information regarding the assets of the Trust or (iii) any untrue statement or alleged untrue statement of any material fact contained in any information provided by the Seller to the

Purchaser or any affiliate thereof, or any material omission from the information purported to be provided thereby, and disseminated to the Certificate Insurer, Deloitte & Touche LLP or prospective investors (directly or indirectly through available information systems) in connection with the issuance, marketing or offering of the Certificates. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

          (b) The Purchaser agrees to indemnify and hold harmless the Seller, each of its officers, directors and each person or entity who controls the Seller or any such person, against any and all losses, claims, damages or liabilities, joint and several, to which the Seller, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller for any legal or other expenses incurred by the Seller, each such officer and director and such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is not contained in the Seller Information in the Prospectus Supplement. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

          (c) Promptly after receipt by any indemnified party under this Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

          If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable


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judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser, or by the Seller, if the indemnified parties under this Article V consist of the Seller.

          Each indemnified party, as a condition of the indemnity agreements contained in Section 5.01 (a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and the Purchaser in such proportions as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other from the sale of the Subsequent Mortgage Loans such that the Purchaser is responsible for the lesser of (i) 0.25% thereof and (ii) 0.25% of the aggregate proceeds to the Seller from the sale of the Subsequent Mortgage Loans and the Seller shall be responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer and director of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Purchaser and each director of the Seller, each officer of the Seller, and each person, if any, who controls the Seller


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within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Seller.

          (e) The Seller agrees to indemnify and to hold each of the Purchaser, the Trustee, the Certificate Insurer, each of the officers and directors of each such entity and each person or entity who controls each such entity or person and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, the Certificate Insurer, or any such person or entity and any Certificateholder may sustain in any way (i) related to the failure of the Seller to perform its duties in compliance with the terms of this Agreement, (ii) arising from a breach by the Seller of its representations and warranties in Section 3.01 of this Agreement or (iii) related to the origination or prior servicing of the Subsequent Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of the Seller, the originator or any servicer. The Seller shall immediately notify the Purchaser, the Trustee, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement. The Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee, the Certificate Insurer or any such person or entity and/or any Certificateholder in respect of such claim.

                                   ARTICLE VI.

                                   TERMINATION

     Section 6.01 TERMINATION. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

     Section 7.01 AMENDMENT. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

     Section 7.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 7.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:



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              if to the Seller:

              Option One Mortgage Corporation
              3 Ada Road
              Irvine, CA 92618
              Attention: William L. O'Neill

or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

     if to the Purchaser:

              Option One Mortgage Acceptance Corporation
              3 Ada Road
              Irvine, CA 92618
              Attention: William L. O'Neill

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

     Section 7.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

     Section 7.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

     Section 7.06 FURTHER AGREEMENTS. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Subsequent Mortgage Loans.

     Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Subsequent Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Subsequent Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

     Section 7.07 INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Subsequent Mortgage Loans rather than pledging the


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



Subsequent Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Subsequent Mortgage Loans. The Purchaser will have the right to review the Subsequent Mortgage Loans and the related Mortgage Files to determine the characteristics of the Subsequent Mortgage Loans which will affect the Federal income tax consequences of owning the Subsequent Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

     Section 7.08 SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Trustee and the Certificate Insurer. The Certificate Insurer shall be a third party beneficiary hereof and may enforce the terms hereof as if a party hereto. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Subsequent Mortgage Loans for the purpose of contributing them to a trust that will issue a Series of Certificates representing undivided interests in such Subsequent Mortgage Loans. As an inducement to the Purchaser to purchase the Subsequent Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Subsequent Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

     Section 7.09 SURVIVAL. The representations and warranties set forth in Sections 3.01 and 3.02 and the provisions of Article V hereof shall survive the purchase of the Subsequent Mortgage Loans hereunder.




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



          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Subsequent Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year fist above written.

                                        OPTION ONE MORTGAGE ACCEPTANCE
                                        CORPORATION,
                                              as Purchaser

                                        By:       /s/ William L. O'Neill
                                           ------------------------------------
                                              Name:   William L. O'Neill
                                              Title:  Senior Vice President

                                        OPTION ONE MORTGAGE CORPORATION
                                              as Seller

                                        By:      /s/ William L. O'Neill
                                           ------------------------------------
                                              Name:    William L. O'Neill
                                              Title:   Senior Vice President





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                                   SCHEDULE I

                                 MORTGAGE LOANS